Biotricity Completes Alpha Version of Deep Data Diagnostic Solution

Biotricity is Testing its Deep Data and AI Technology, to be implemented in planned Bioflux 2.0, for Improved Patient Outcomes and Call Center Efficiency while Reducing Costs and Diagnostic Time

REDWOOD CITY, CA – July 24, 2018 – Biotricity Inc. (OTCQB: BTCY), a medical diagnostic and consumer healthcare technology company dedicated to delivering innovative, biometric remote monitoring solutions, has completed the alpha version of Bioflux 2.0’s deep data diagnostic solution in accordance with FDA arrhythmia diagnostic standards.

The Company intends to leverage its new AI and deep data technology in arrhythmia analysis in its Bioflux 2.0 solution and focus on improved accuracy, faster diagnostics for patients, more efficient monitoring, and improved call center efficiency.

“We hope our deep data solution will eventually lead to near-instantaneous diagnostics, circumventing some of the current issues inherent in arrhythmia monitors, such as the delay that it takes for a physician to receive and analyze a patient report,” said Mr. Waqaas Al-Siddiq, Founder and CEO of Biotricity. “If we have the ability to anticipate a problem early we may have the potential to send preventative or predictive alerts.”

Diagnostic failure rates are still relatively high with about 5 percent of adult patients misdiagnosed each year in the U.S. This totals over 12 million people. Biotricity hopes to employ deep data science to increase the accuracy and efficiency of diagnostics, with the first implementation in its Bioflux 2.0 solution.

The Company expects to complete software and hardware prototyping for its Bioflux 2.0 solution and to file a 510(k) clearance application with the US FDA by early 2019.

“Deep data will enable us to have a more rapid and holistic view of a patient’s condition, which we will then leverage in our chronic care solution,” said Mr. Waqaas Al-Siddiq. “In the future, we might create a complete patient toolset, wherein a patient’s behavioral and lifestyle data will be factored into their biometric data to create highly customized treatment programs and personal health coaches.”

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About Biotricity Inc.

Biotricity is a modern medical technology company focused on delivering innovative, remote biometric monitoring solutions to the medical and consumer markets, including diagnostic and post-diagnostic solutions for chronic conditions and lifestyle improvement. Biotricity’s R&D continues to focus on the preventative healthcare market, with a vision of putting health management into the hands of the individual. The company aims to support the self-management of critical and chronic conditions with the use of innovative solutions to ease the growing burden on the healthcare system. To learn more, visit www.biotricity.com.

Important Cautions Regarding Forward-Looking Statements

Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements. Forward-looking statements, which involve assumptions and describe our future plans, strategies, and expectations, are generally identifiable by use of the words “may,” “should,” “would,” “will,” “could,” “scheduled,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” “seek,” “project,” or “goal” or the negative of these words or other variations on these words or comparable terminology. Forward-looking statements may include, without limitation, statements regarding (i) the plans, objectives and goals of management for future operations, including plans, objectives or goals relating to the design, development and commercialization of Bioflux or any of the Company’s other proposed products or services, (ii) a projection of income (including income/loss), earnings (including earnings/loss) per share, capital expenditures, dividends, capital structure or other financial items, (iii) the Company's future financial performance, (iv) the regulatory regime in which the Company operates or intends to operate and (v) the assumptions underlying or relating to any statement described in points (i), (ii), (iii) or (iv) above. Such forward-looking statements are not meant to predict or guarantee actual results, performance, events or circumstances and may not be realized because they are based upon the Company's current projections, plans, objectives, beliefs, expectations, estimates and assumptions and are subject to a number of risks and uncertainties and other influences, many of which the Company has no control over. Actual results and the timing of certain events and circumstances may differ materially from those described by the forward-looking statements as a result of these risks and uncertainties. Factors that may influence or contribute to the inaccuracy of the forward-looking statements or cause actual results to differ materially from expected or desired results may include, without limitation, the Company's inability to obtain additional financing, the significant length of time and resources associated with the development of its products and related insufficient cash flows and resulting illiquidity, the Company's inability to expand the Company's business, significant government regulation of medical devices and the healthcare industry, lack of product diversification, existing or increased competition, results of arbitration and litigation, stock volatility and illiquidity, and the Company's failure to implement the Company's business plans or strategies. These and other factors are identified and described in more detail in the Company's filings with the SEC. The Company assumes no obligation to update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this release.

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